Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly and All-Time Record Full Year EPS

Fourth Quarter 2016 Results

•	EPS from continuing operations was $1.14, up 31% compared to fourth quarter 2015 EPS from continuing operations of $0.87

•	EPS from continuing operations included a gain related to a business divestiture of $0.19 per share

•	Total revenue of $5.5 billion was up 3% compared to the year-ago period, increasing across all major business sectors
Full Year 2016 Results

•	EPS from continuing operations was $4.16, up 7% compared to 2015 EPS from continuing operations of $3.90

•	Total revenue of $21.6 billion was up 4% compared to the year-ago period, increasing across all major business sectors; operating income of $890 million, an increase of 2% compared to 2015
FORT LAUDERDALE, Fla., (February 3, 2017) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported fourth quarter 2016 net income from continuing operations of $116 million, or $1.14 per share, which includes a $20 million after-tax gain, or $0.19 per share, related to a business divestiture. Fourth quarter 2015 net income from continuing operations totaled $98 million, or $0.87 per share.
Fourth quarter 2016 revenue totaled $5.5 billion compared to $5.3 billion in the year-ago period. Fourth quarter 2016 gross profit of $809 million was relatively flat with the year-ago period gross profit of $812 million.

Share Repurchase
During 2016, AutoNation repurchased 10.5 million shares of common stock for an aggregate purchase price of $497 million. As of February 1, 2017, AutoNation has approximately $299 million remaining Board authorization for share repurchase and 101 million shares outstanding.
Segment Results
Segment results(1) for the fourth quarter and full year 2016 were as follows:

Fourth Quarter 2016 Segment Results

•	Domestic – Domestic segment income(2) was $64 million compared to year-ago segment income of $78 million, a decrease of 18%.

•	Import – Import segment income(2) was $67 million compared to year-ago segment income of $71 million, a decrease of 6%.

•	Premium Luxury – Premium Luxury segment income(2) was $93 million compared to year-ago segment income of $102 million, a decrease of 9%.

Full Year 2016 Segment Results

•	Domestic – Domestic segment income(2) was $311 million compared to year-ago segment income of $337 million, a decrease of 8%.

•	Import – Import segment income(2) was $297 million compared to year-ago segment income of $311 million, a decrease of 5%.

•	Premium Luxury – Premium Luxury segment income(2) was $350 million compared to year-ago segment income of $376 million, a decrease of 7%.

For the full year ended December 31, 2016, AutoNation reported net income from continuing operations of $432 million, or $4.16 per share, compared to net income from continuing operations of $444 million, or $3.90 per share, for the same period in the prior year, an improvement of 7% on a per-share basis. AutoNation’s revenue for full year 2016 totaled $21.6 billion, up 4% compared to $20.9 billion for the same period in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 3, 2017, through February 17, 2017 by calling (888) 568-0350 (passcode: 5481).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of December 31, 2016, AutoNation owned and operated 371 new vehicle franchises from coast to coast. AutoNation has sold over 10 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, open safety recalls, and expectations for future results and the future performance of our franchises and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
New vehicle	$3,187.8	$3,144.0	$12,255.8	$11,995.0
Used vehicle	1,217.5	1,153.8	4,995.3	4,768.7
Parts and service	822.5	778.3	3,321.4	3,082.8
Finance and insurance, net	216.5	216.3	894.6	868.7
Other	36.2	47.4	141.9	146.8
Total revenue	5,480.5	5,339.8	21,609.0	20,862.0
Cost of sales:
New vehicle	3,022.2	2,969.3	11,620.0	11,321.9
Used vehicle	1,152.1	1,078.1	4,677.7	4,415.0
Parts and service	467.9	439.7	1,886.7	1,744.8
Other	29.2	40.5	111.4	118.8
Total cost of sales	4,671.4	4,527.6	18,295.8	17,600.5
Gross profit	809.1	812.2	3,313.2	3,261.5
Selling, general, and administrative expenses	584.2	568.5	2,349.4	2,263.5
Depreciation and amortization	36.4	33.7	143.4	127.4
Franchise rights impairment	—	15.4	—	15.4
Other income, net	(48.1)	(5.8)	(69.1)	(17.9)
Operating income	236.6	200.4	889.5	873.1
Non-operating income (expense) items:
Floorplan interest expense	(20.1)	(16.2)	(76.5)	(58.3)
Other interest expense	(29.6)	(26.5)	(115.5)	(90.9)
Interest income	0.3	—	1.1	0.1
Other income (loss), net	0.3	1.4	3.7	(1.3)
Income from continuing operations before income taxes	187.5	159.1	702.3	722.7
Income tax provision	71.9	61.3	270.6	279.0
Net income from continuing operations	115.6	97.8	431.7	443.7
Loss from discontinued operations, net of income taxes	(0.3)	(0.3)	(1.2)	(1.1)
Net income	$115.3	$97.5	$430.5	$442.6
Diluted earnings (loss) per share*:
Continuing operations	$1.14	$0.87	$4.16	$3.90
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$1.14	$0.87	$4.15	$3.89
Weighted average common shares outstanding	101.5	112.0	103.8	113.9
Common shares outstanding, net of treasury stock, at period end	100.7	110.8	100.7	110.8

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$3,187.8	$3,144.0	$43.8	1.4	$12,255.8	$11,995.0	$260.8	2.2
Retail used vehicle	1,111.3	1,064.0	47.3	4.4	4,481.7	4,370.3	111.4	2.5
Wholesale	106.2	89.8	16.4	18.3	513.6	398.4	115.2	28.9
Used vehicle	1,217.5	1,153.8	63.7	5.5	4,995.3	4,768.7	226.6	4.8
Finance and insurance, net	216.5	216.3	0.2	0.1	894.6	868.7	25.9	3.0
Total variable operations	4,621.8	4,514.1	107.7	2.4	18,145.7	17,632.4	513.3	2.9
Parts and service	822.5	778.3	44.2	5.7	3,321.4	3,082.8	238.6	7.7
Other	36.2	47.4	(11.2)		141.9	146.8	(4.9)
Total revenue	$5,480.5	$5,339.8	$140.7	2.6	$21,609.0	$20,862.0	$747.0	3.6
Gross profit:
New vehicle	$165.6	$174.7	$(9.1)	(5.2)	$635.8	$673.1	$(37.3)	(5.5)
Retail used vehicle	69.8	77.7	(7.9)	(10.2)	334.9	358.4	(23.5)	(6.6)
Wholesale	(4.4)	(2.0)	(2.4)		(17.3)	(4.7)	(12.6)
Used vehicle	65.4	75.7	(10.3)	(13.6)	317.6	353.7	(36.1)	(10.2)
Finance and insurance	216.5	216.3	0.2	0.1	894.6	868.7	25.9	3.0
Total variable operations	447.5	466.7	(19.2)	(4.1)	1,848.0	1,895.5	(47.5)	(2.5)
Parts and service	354.6	338.6	16.0	4.7	1,434.7	1,338.0	96.7	7.2
Other	7.0	6.9	0.1		30.5	28.0	2.5
Total gross profit	809.1	812.2	(3.1)	(0.4)	3,313.2	3,261.5	51.7	1.6
Selling, general, and administrative expenses	584.2	568.5	(15.7)	(2.8)	2,349.4	2,263.5	(85.9)	(3.8)
Depreciation and amortization	36.4	33.7	(2.7)		143.4	127.4	(16.0)
Franchise rights impairment	—	15.4	15.4		—	15.4	15.4
Other income, net	(48.1)	(5.8)	42.3		(69.1)	(17.9)	51.2
Operating income	236.6	200.4	36.2	18.1	889.5	873.1	16.4	1.9
Non-operating income (expense) items:
Floorplan interest expense	(20.1)	(16.2)	(3.9)		(76.5)	(58.3)	(18.2)
Other interest expense	(29.6)	(26.5)	(3.1)		(115.5)	(90.9)	(24.6)
Interest income	0.3	—	0.3		1.1	0.1	1.0
Other income (loss), net	0.3	1.4	(1.1)		3.7	(1.3)	5.0
Income from continuing operations before income taxes	$187.5	$159.1	$28.4	17.9	$702.3	$722.7	$(20.4)	(2.8)
Retail vehicle unit sales:
New	84,622	85,740	(1,118)	(1.3)	337,622	339,080	(1,458)	(0.4)
Used	55,213	53,920	1,293	2.4	225,713	227,290	(1,577)	(0.7)
	139,835	139,660	175	0.1	563,335	566,370	(3,035)	(0.5)
Revenue per vehicle retailed:
New	$37,671	$36,669	$1,002	2.7	$36,300	$35,375	$925	2.6
Used	$20,128	$19,733	$395	2.0	$19,856	$19,228	$628	3.3
Gross profit per vehicle retailed:
New	$1,957	$2,038	$(81)	(4.0)	$1,883	$1,985	$(102)	(5.1)
Used	$1,264	$1,441	$(177)	(12.3)	$1,484	$1,577	$(93)	(5.9)
Finance and insurance	$1,548	$1,549	$(1)	(0.1)	$1,588	$1,534	$54	3.5
Total variable operations(1)	$3,232	$3,356	$(124)	(3.7)	$3,311	$3,355	$(44)	(1.3)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	58.2	58.9	56.7	57.5
Used vehicle	22.2	21.6	23.1	22.9
Parts and service	15.0	14.6	15.4	14.8
Finance and insurance, net	4.0	4.1	4.1	4.2
Other	0.6	0.8	0.7	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.5	21.5	19.2	20.6
Used vehicle	8.1	9.3	9.6	10.8
Parts and service	43.8	41.7	43.3	41.0
Finance and insurance	26.8	26.6	27.0	26.6
Other	0.8	0.9	0.9	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.2	5.6	5.2	5.6
Used vehicle - retail	6.3	7.3	7.5	8.2
Parts and service	43.1	43.5	43.2	43.4
Total	14.8	15.2	15.3	15.6
Selling, general, and administrative expenses	10.7	10.6	10.9	10.8
Operating income	4.3	3.8	4.1	4.2
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	72.2	70.0	70.9	69.4
Operating income	29.2	24.7	26.8	26.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
Domestic	$1,921.8	$1,770.8	$151.0	8.5	$7,810.0	$7,069.8	$740.2	10.5
Import	1,684.0	1,726.1	(42.1)	(2.4)	6,886.1	7,037.2	(151.1)	(2.1)
Premium luxury	1,799.7	1,804.6	(4.9)	(0.3)	6,665.3	6,607.8	57.5	0.9
Total	5,405.5	5,301.5	104.0	2.0	21,361.4	20,714.8	646.6	3.1
Corporate and other	75.0	38.3	36.7	95.8	247.6	147.2	100.4	68.2
Total consolidated revenue	$5,480.5	$5,339.8	$140.7	2.6	$21,609.0	$20,862.0	$747.0	3.6

Segment income*:
Domestic	$64.2	$78.1	$(13.9)	(17.8)	$311.1	$336.9	$(25.8)	(7.7)
Import	66.8	70.8	(4.0)	(5.6)	296.8	311.4	(14.6)	(4.7)
Premium luxury	93.4	102.3	(8.9)	(8.7)	350.2	376.2	(26.0)	(6.9)
Total	224.4	251.2	(26.8)	(10.7)	958.1	1,024.5	(66.4)	(6.5)
Corporate and other	(7.9)	(67.0)	59.1		(145.1)	(209.7)	64.6
Add: Floorplan interest expense	20.1	16.2	3.9		76.5	58.3	18.2
Operating income	$236.6	$200.4	$36.2	18.1	$889.5	$873.1	$16.4	1.9
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	28,711	27,410	1,301	4.7	118,867	111,519	7,348	6.6
Import	36,488	38,631	(2,143)	(5.5)	150,005	157,868	(7,863)	(5.0)
Premium luxury	19,423	19,699	(276)	(1.4)	68,750	69,693	(943)	(1.4)
	84,622	85,740	(1,118)	(1.3)	337,622	339,080	(1,458)	(0.4)

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Domestic:
Ford, Lincoln	13.8	15.0	14.7	16.0
Chevrolet, Buick, Cadillac, GMC	10.7	10.0	11.1	10.2
Chrysler, Dodge, Jeep, Ram	9.4	7.0	9.4	6.7
Domestic total	33.9	32.0	35.2	32.9
Import:
Toyota	17.7	18.3	17.6	18.8
Honda	12.0	10.5	12.4	11.0
Nissan	6.6	8.9	7.6	9.6
Other Import	6.8	7.3	6.8	7.1
Import total	43.1	45.0	44.4	46.5
Premium Luxury:
Mercedes-Benz	9.6	9.7	8.6	8.6
BMW	5.3	5.6	4.5	4.8
Lexus	3.1	3.2	2.7	2.9
Audi	2.4	2.0	2.2	2.0
Other Premium Luxury (Land Rover, Porsche)	2.6	2.5	2.4	2.3
Premium Luxury total	23.0	23.0	20.4	20.6
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Capital expenditures (1)	$71.4	$78.7	$253.2	$266.9
Cash paid for acquisitions, net of cash acquired (2)	$47.9	$197.7	$410.4	$321.5
Proceeds from exercises of stock options	$0.6	$5.9	$8.4	$30.0
Stock repurchases:
Aggregate purchase price	$26.4	$26.0	$497.0	$235.1
Shares repurchased (in millions)	0.6	0.4	10.5	3.9

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Variance	2016	2015	Variance
Floorplan assistance earned (included in cost of sales)	$31.7	$30.7	$1.0	$124.0	$117.8	$6.2
New vehicle floorplan interest expense	(18.6)	(15.6)	(3.0)	(71.5)	(55.3)	(16.2)
Net new vehicle inventory carrying benefit	$13.1	$15.1	$(2.0)	$52.5	$62.5	$(10.0)

Balance Sheet and Other Highlights	December 31, 2016	December 31, 2015
Cash and cash equivalents	$64.8	$74.1
Inventory	$3,520.1	$3,612.0
Total floorplan notes payable	$3,849.2	$3,727.1
Non-vehicle debt (3)	$2,720.6	$2,356.5
Equity	$2,310.3	$2,349.3
New days supply (industry standard of selling days)	61 days	68 days
Used days supply (trailing calendar month days)	44 days	43 days

Key Credit Agreement Covenant Compliance Calculations (4)
Leverage ratio		2.70	x
Covenant	less than or equal to	3.75	x

Capitalization ratio		63.0%
Covenant	less than or equal to	70.0%

(1)	Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.

(2)	Excludes capital leases and deferred purchase price commitments.

(3)
Pursuant to an accounting standard update effective January 1, 2016, all debt issuance costs have been reclassified, with the exception of those related to our revolving credit facility, as a direct reduction from the carrying amount of the related debt liability for both current and prior periods.

(4)	Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$2,969.1	$3,041.5	$(72.4)	(2.4)	$11,288.4	$11,605.0	$(316.6)	(2.7)
Retail used vehicle	1,038.5	1,022.9	15.6	1.5	4,123.5	4,201.1	(77.6)	(1.8)
Wholesale	96.9	87.2	9.7	11.1	471.5	387.4	84.1	21.7
Used vehicle	1,135.4	1,110.1	25.3	2.3	4,595.0	4,588.5	6.5	0.1
Finance and insurance, net	204.5	209.3	(4.8)	(2.3)	834.6	841.4	(6.8)	(0.8)
Total variable operations	4,309.0	4,360.9	(51.9)	(1.2)	16,718.0	17,034.9	(316.9)	(1.9)
Parts and service	765.2	749.2	16.0	2.1	3,054.2	2,966.2	88.0	3.0
Other	36.1	47.4	(11.3)		141.6	146.1	(4.5)
Total revenue	$5,110.3	$5,157.5	$(47.2)	(0.9)	$19,913.8	$20,147.2	$(233.4)	(1.2)

Gross profit:
New vehicle	$155.2	$170.6	$(15.4)	(9.0)	$590.2	$656.2	$(66.0)	(10.1)
Retail used vehicle	66.4	75.0	(8.6)	(11.5)	311.5	345.9	(34.4)	(9.9)
Wholesale	(3.9)	(1.9)	(2.0)		(15.0)	(4.3)	(10.7)
Used vehicle	62.5	73.1	(10.6)	(14.5)	296.5	341.6	(45.1)	(13.2)
Finance and insurance	204.5	209.3	(4.8)	(2.3)	834.6	841.4	(6.8)	(0.8)
Total variable operations	422.2	453.0	(30.8)	(6.8)	1,721.3	1,839.2	(117.9)	(6.4)
Parts and service	331.6	326.0	5.6	1.7	1,324.3	1,286.5	37.8	2.9
Other	6.4	6.6	(0.2)		28.0	26.7	1.3
Total gross profit	$760.2	$785.6	$(25.4)	(3.2)	$3,073.6	$3,152.4	$(78.8)	(2.5)

Retail vehicle unit sales:
New	78,907	82,421	(3,514)	(4.3)	310,351	326,306	(15,955)	(4.9)
Used	51,443	51,321	122	0.2	206,365	216,628	(10,263)	(4.7)
	130,350	133,742	(3,392)	(2.5)	516,716	542,934	(26,218)	(4.8)

Revenue per vehicle retailed:
New	$37,628	$36,902	$726	2.0	$36,373	$35,565	$808	2.3
Used	$20,187	$19,931	$256	1.3	$19,982	$19,393	$589	3.0

Gross profit per vehicle retailed:
New	$1,967	$2,070	$(103)	(5.0)	$1,902	$2,011	$(109)	(5.4)
Used	$1,291	$1,461	$(170)	(11.6)	$1,509	$1,597	$(88)	(5.5)
Finance and insurance	$1,569	$1,565	$4	0.3	$1,615	$1,550	$65	4.2
Total variable operations(1)	$3,269	$3,401	$(132)	(3.9)	$3,360	$3,395	$(35)	(1.0)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	58.1	59.0	56.7	57.6
Used vehicle	22.2	21.5	23.1	22.8
Parts and service	15.0	14.5	15.3	14.7
Finance and insurance, net	4.0	4.1	4.2	4.2
Other	0.7	0.9	0.7	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.4	21.7	19.2	20.8
Used vehicle	8.2	9.3	9.6	10.8
Parts and service	43.6	41.5	43.1	40.8
Finance and insurance	26.9	26.6	27.2	26.7
Other	0.9	0.9	0.9	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.2	5.6	5.2	5.7
Used vehicle - retail	6.4	7.3	7.6	8.2
Parts and service	43.3	43.5	43.4	43.4
Total	14.9	15.2	15.4	15.6